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                                                                   EXHIBIT 10.51



      PLEDGE AND SECURITY AGREEMENT, dated as of December 1, 1984, made by South Jersey Process Technology, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Pledgor"), to Bankers Trust Company (the "Bank") pursuant to the Letter of Credit Agreement dated as of December 1, 1984, between the Pledgor and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Letter of Credit Agreement").



                              W I T N E S S E T H:


      WHEREAS, the City of Salem Municipal Port Authority (the "Issuer") has agreed with the Pledgor to issue its Port Development Revenue Bonds (South Jersey Process Technology, Inc. Project) Series of 1984 (the "Bonds") under the Trust indenture dated as of December 1, 1984 (the "Indenture"), from the Issuer to The Farmers and Merchants National Bank of Bridgeton, as trustee (the "Trustee");

      WHEREAS, the Indenture provides for the purchase of Bonds under certain circumstances as set forth in Section 3.01, 3.02 and 3.06 of the Indenture (the "Purchased Bonds") from the holders thereof;

      WHEREAS, in connection with the issuance of the Bonds the Pledgor has entered into the Letter of Credit Agreement in order to cause the Bank to issue the Letter of Credit thereunder which may be used, inter alia, to pay the Purchase Price of the Purchased Bonds (to the extent moneys drawn under the Letter of Credit are used to purchase Purchased Bonds, such Purchased Bonds are hereinafter referred to as "Pledged Bonds"); and

      WHEREAS, it is a condition precedent to the obligation of the Bank to enter into the Letter of Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Bank;


      NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Letter of Credit Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:



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      1. Defined Terms. Unless otherwise defined herein, terms defined in the
Letter of Credit Agreement shall have such defined meanings when used herein.

      2. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest to the Pledged Bonds as the same may be from time to time delivered to the Tender Agent by the holders thereof and hereby grants to the Bank a first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Pledgor set forth in Paragraph 2A(i) of the Letter of Credit Agreement and interest on such amounts as set forth in Paragraph 2A(iii) of the Letter of Credit Agreement (all the foregoing being hereinafter called the "Obligations").

      3. Payments on the Bonds. If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, the Pledgor agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forth with to the Bank. All sums of money so paid in respect of the Pledged Bonds which are received by the Pledgor and paid to the Bank shall be credited against the obligations of the Pledgor to the Bank in the manner set forth in Paragraph 2D of the Letter of Credit Agreement. So long as no Default or Event of Default has occurred and is continuing, any amounts received by the Bank; in respect of the stated interest on any Pledged Bonds in excess of the amounts then owing to the Bank pursuant to Paragraph 2A(i)(2) of the Letter of Credit Agreement, shall, upon request of the Pledgor, be remitted to the Pledgor.

      4. Collateral. All property at any time pledged with the Bank hereunder (whether described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

      5. Release of Pledged Bonds. If the Pledgor makes or causes to be made to the Bank a prepayment in respect of its reimbursement obligation under Paragraph 2A(i) of the Letter of Credit Agreement pursuant to clause (i) of Paragraph 2B thereof or such a repayment is made on behalf of the Pledgor pursuant to clause
(ii) of Paragraph 2B thereof, the Bank



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agrees to release from the lien of this Pledge Agreement and deliver to the
Pledgor or the Tender Agent for resale in accordance with Section 3.09 of the Indenture, as the case may be, Pledged Bonds in a principal amount equal to the amount of the prepayment so made or to the principal amount of Pledged Bonds so purchased. Notwithstanding the foregoing, no prepayment of amounts owing to the Bank pursuant to Paragraph 2A(i) may be made, and no Pledged Bonds shall be released, during the period commencing two Business Days prior to an interest payment date with respect to the Bonds and ending at the close of business on such interest payment date,

      6 Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation- to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

      7. Remedies. In the event that any portion of the obligations has been declared due and payable pursuant to the Letter of Credit Agreement, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or





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equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required to be paid by any provision of law, including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to-notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York. The Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Uniform Commercial Code and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the fees of any attorneys employed by the Bank to collect such deficiency.

      8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) on the date of delivery to the Bank of any Pledged Bonds described herein, neither the Issuer, the Remarketing Agent (as defined in the Indenture), the Tender Agent, nor the Trustee will have any right, title or interest in and to the Pledged Bonds; (b) it has, and on the date of delivery to the Bank of any Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge






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Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (d) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement;
(e) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Agreement; and (f) the pledge, assignment and del [ word unreadable] of such Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of the Pledgor in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Bonds. The Pledgor covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds is thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

      9. No Disposition, etc. Without the prior written consent of the Bank, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof,



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except for the lien and security interest provided for by this Pledge Agreement and sale of the Pledged Bonds pursuant to Section 3.09(b) of the Indenture.

      l0. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Bank, the Pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

      11. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12. No Waiver; Remedies Cumulative. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by the operative Documents or by law.

      13. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge Agreement shall be governed



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by, and be construed and interpreted in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered on the day and year first above written.



                                                SOUTH JERSEY PROCESS
                                                  TECHNOLOGY,INC.


                                                By /s/     [SIG]
                                                   -------------------------
                                                      Title: President